Exhibit 99.1

2016 Annual Report 2015 Annual Report

COVERB The world changes. Banking changes. New technologies and methods of communication allow people to do their banking from anywhere in the world with a click on their smart phone. 2016 was a year of change for Midland as well. We grew to more than $3.0 billion in assets and became a Nasdaq listed company. What has not changed is our focus on our communities. Midland has been serving the families and businesses in its communities for more than 135 years. We will continue to do so. Indeed, we see this as our most important mission.

Our Strategic Initiatives These five initiatives represent our blueprint for driving revenue and net income growth and are the basis for every key decision we make. We believe this has led to the success we have achieved over the past eight years. • Accretive Acquisitions • Customer Centric Culture • Revenue Diversification • Operational Excellence • Enterprise-Wide Risk Management Table of Contents Our Strategic Initiatives ....................... 1 Letter to Shareholders ........................ 2 Financial Highlights.............................. 8 Summary Financial Information ......... 10 Board of Directors ..............................14 Management Team ............................ 15 Advisory Boards ................................. 15 Strategic Footprint ............................. 16 Banking Center Locations...................17 The Company’s 2016 Annual Report to Shareholders is available on the Company’s website, and printed copies are available by request. Please contact Ms. Sarah Matlock, Assistant Secretary of the Company, at 217-342-7321 or smatlock@midlandsb.com for access/delivery information. 1

Letter to Shareholders Strategic Growth History ($ in Billions) 20 06 - 07 New management team $3.5 20 08 Peoples National Bank branch acquisition $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $0.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Total Deposits Total Assets 2 20 07 Strategic plan adopted 20 09 Waterloo Banc shares and Strategic Capital acquisitions 2010 Westbridge Bank and AMCORE acquisitions 2012 EnablePay acquisition 2013 Grant Park Banc shares and Set tlement Trust Group acquisitions 2014 Hear tland Bank acquisition 2016 Sterling National Bank Trust Group acquisition 2017 CedarPoint Investment Advisors acquisition 2017 Centrue Bank acquisition (pending)

Midland
States Bancorp, Inc.

Leon J. Holschbach
President and CEO
Midland States Bancorp, Inc.

Fellow Shareholders:

2016 was a truly momentous year for our Company, both in terms of financial performance and with respect to positioning us for additional growth. On the financial side, our net income of $31.5 million was another record year for the Company, representing a 29.7% increase from 2015. Earnings per share (diluted) grew to $2.16 in 2016, an increase of $.16, or 8.0%, over 2015, and 2016 represents the 16th year we increased our annual dividend by 10% or more. Our market value also grew significantly, by approximately 50% to more than $550 million in 2016, based upon the market price of our shares.

Financial metrics are an important, but not the only way, to quantify our performance in 2016. Many of our other accomplishments during the year will likely prove even more meaningful for our future growth. The most impactful of these, of course, was our successful IPO and NASDAQ listing, but others include completing the integration of Heartland Bank, 33% growth in our equipment leasing portfolio, gaining traction in our Love Funding bridge loan program, growing our Wealth Management Group's assets to approximately $1.7 billion, elevating the pursuit of greater operating efficiency to a strategic initiative, and taking further steps to insure leadership continuity. I want to discuss some of these and a few other important matters, including our recently announced Centrue acquisition, in this letter.

As I have said many times before, Midland's strong financial performance in recent years has resulted primarily from two things, a well-crafted strategic plan and our successful execution of that plan. Like anything else in life, developing and executing a corporate strategy involves many choices and risks. When our board and management team decided in 2007 that it was important for Midland to grow rapidly while not undercutting our profitability or our commitment to consistent and increasing dividends, we needed to make a number of choices. These choices included prioritizing the use of capital, determining what portion of our projected net income to invest in future growth initiatives, identifying existing and prospective new markets that held the strongest potential for growth, and a number of other matters.

Common Dividends Per Share


$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
$0.30
$0.33
$0.39
$0.43
$0.48
$0.53
$0.59
$0.65
$0.72
2008
2009
2010
2011
2012
2013
2014
2015
2016

3

Another way of expressing our overarching planning goal was determining how to go about increasing our relevancy to our customers while also increasing our bottom line. Our effort reflected the calculated risks bank executives, and indeed the leaders of every business, face on an ongoing basis. This is all the more true in times of rapid changes in technology and customer habits, heightened political uncertainty, slower overall growth rates and competition from a plethora of new players in the industry, many of whom are not subject to the same regulatory requirements as banks. Indeed, even the decision to do nothing different from the past would be a calculated risk regarding the ability to survive in an ever-changing world. As you well know, our path has been one of meeting new challenges head on and trying to insure our Company remains relevant and has a long and prosperous future. Filing for our IPO in April 2016 was also a calculated risk, but one that we felt was important to take. While it certainly would have been much easier to remain a private company for the next several years, we felt the combined benefits of creating a liquid trading market for our shareholders, the additional capital provided by the IPO and the ability to be more competitive in the acquisition market out-weighed the additional time, effort and costs required to be a publicly traded company. There were also the risks that going public could cause us lose our locally owned and operated culture and for management to be prodded by new investors and “the market” to develop more of a short term focus rather than continuing to take what we believe are the best actions to enhance the long term wealth of our shareholders. The IPO process itself is one of the more peculiar things I’ve gone through as a CEO. As many of you know, this was actually the second time we have been through the process, with the first being the run we made at an IPO in 2011, an effort we cancelled due to a precipitous decline in the markets (which in hindsight proved to be a sound decision given that the price at which we sold our shares in the 2016 IPO was significantly higher than we would have received in the 2011 transaction). The process involved us first being prohibited under the law from saying almost anything to our shareholders and prospective investors for several months, then having our management team, investment bankers, lawyers and accountants working feverishly to prepare the IPO documents, and then making a mad dash to give dozens of presentations to investment funds in five or six cities across the U.S. in roughly seven days, all the while hoping the market did not nosedive before the transaction can be completed. That final marketing process is (appropriately) referred to as the “road show.” Although many prospective investors asked various questions about our future plans, loan growth and things of that nature, the most common questions were reflective of what a unique path we have been on, such as “how in the world did you raise more than $75 million from local investors in Effingham, Illinois, especially during one of the greatest recessions in U.S. history,” or “we don’t generally see community banks that have done such a strong job of generating non-interest income.” I especially enjoyed responding to the question about how we raised so much capital in the Effingham area. It allowed me describe what a truly special place Effingham is, and the symbiotic relationship created by the entrepreneurial and civic minded spirit of so many of the business leaders in the community. It also opened the door for me to describe the very vital role community banks play in Middle America, a point that Jack Schultz, our Chairman, has written and spoke about for years, including in his book Boomtown USA, the 71/2 Keys to Big Success in Small Towns. The IPO provided us with approximately $72 million of new capital for additional growth, established a trading market for our shares and resulted in many of the largest and most successful institutional investors that focus on small and mid-cap financial services companies becoming investors in our Company. Each of these were important factors in our IPO decision, and now, looking back almost one year after the IPO it seems clear it was the correct path. 4

Board of Directors and Executive Management with spouses NASDAQ Closing Bell Ringing, October 5, 2016 With respect to the new capital, we immediately deployed a portion of the funds to bring our capital levels up to those of publicly traded peers, but earmarked the rest for organic and acquisitive growth. Our lending teams immediately stepped up, and our commercial, commercial real estate and consumer lending portfolios increased by an aggregate of approximately $160 million, or 10.4% over 2015, which was strong growth in an economy that overall only grew by 3%, and was accomplished without compromising on rate or asset quality, as some banks have done to maintain or grow their portfolios. Establishing a public market for our shares was of particular importance for several reasons. First, given the very significant investments in our stock over the past 8 years, including approximately $77 million through our common and convertible preferred stock offerings and an additional $50 million through acquisitions, it is natural that some of our shareholders would wish to see a liquid market develop for Midland’s shares. Second, we believe that a public market for our shares will make us more competitive as we seek future acquisitions, where, as in the case of Centrue, sellers will generally prefer to take our shares than the shares of a non-public company or a public company with only very limited trading activity. Third, our NASDAQ listing (and the fact that most all of the larger funds that invest in bank stocks now know Midland and a number of respected financial analysts cover our stock) will provide us much quicker access to additional capital than was the case before our IPO. This access to capital will be particularly important as we seek to continue growing by acquisitions. We have also maintained our local ownership. While more than 70 investment funds now report owning our shares, the aggregate ownership of these funds at year-end was only 30% of our total shares outstanding,, with no fund reporting holdings of more than 4.5%. Also, we already knew, or have since met, many of the investment funds that hold Midland shares. These funds, which generally have broad experience as community bank investors, generally appreciate the longer term nature of our business. As such, we are comfortable that our shareholder base supports our community-based focus and provides a strong base for further access to the capital markets to support our further growth. The timing of our IPO also proved to be good, and the market has rewarded us with more than 50% appreciation in our share price through the end of 2016. More importantly, in October 2016, when Centrue Financial Corporation, the parent company of Centrue Bank, decided to seek bidders, we were one of the banks they contacted. I can say with a fair degree of certainty that had we not been a publicly traded company it is highly unlikely we would have been contacted. Our discussions with Centrue proved fruitful, and in February 2017 we signed a definitive agreement for Midland to acquire Centrue. 5

The Centrue acquisition fits squarely under our strategic plan, as we have had our eye on Centrue going back several years. Centrue, which has just under $1 billion in assets, has a strong franchise in Northern Illinois, including in some of the collar counties around Chicago, and the company in its present form resulted from the merger of UnionBancorp, which was headquartered in Ottawa, Illinois, and Kankakee Bancorp, then located in Kankakee, Illinois. Like Midland, these banks were mainstays of their communities, as Centrue is now, and as such they have longstanding relationships with their customers. Many of Centrue’s branches are in markets we currently serve, and others create a very nice fill-in presence for us. The result of this complementary footprint is that we expect to be able to create even stronger brand presence in these markets. Having competed against Centrue for many years we also have a good sense as to their culture, products and services and we like what we see. The acquisition also fits within our view of the outlook for community banking. While many banks are rushing to embrace “fintech” and get away from bricks and mortar, we take a slightly different view. We believe it is very important for Midland to strongly embrace technology, both at the customer experience and operational levels. Although customers clearly prefer to use our online and mobile banking access for routine transactions, we believe our customers’ desire for access to face-to-face service for more significant transactions will not go away anytime soon. Therefore, we believe that additional accretive acquisitions of banks with solid branches, such as Centrue, coupled with a branch rationalization plan that seeks to maintain efficiencies in locations, staffing and technology, remains an important part of our plan going forward. Our Operational Excellence initiative, which we added in replacement of the De Novo locations initiative, expressly takes into consideration the operational changes we can make to increase efficiency while enhancing customer experience. As an in initial step under this initiative we consolidated our presence in five of our markets and exited one very small market (Oregon, Illinois). We have also been preparing for significant technology improvements in our customer experience and operational platforms, including software that will provide our branch personnel and senior management better insight into the overall financial needs of our customers. We are also seeking to implement a number of tax efficiency strategies even while we continue to hope for broad tax reform from the government. Our Wealth Management Group continues to be another source of strong growth for us. Eric Chojnicki, the President of our WM business, has now built a team of more than 50 professionals, including the group that joined us from Sterling Bank in New York. Eric’s group has continued on its path of providing solid investment advice and fee transparency, which it has been doing long before all the chatter of the need for a “fiduciary rule” in the investment and retirement planning industry. Another area of focus in 2016 was our local Advisory Boards. While our bank has always had strong relationships with many or even most of the Effingham area’s business and civic leaders, following our significant growth in Northern, Southern and Eastern Illinois and in the St. Louis market we began to build Advisory Boards for each of these regions. I am happy to say that we currently have 15 advisory board members, with five members in Southern Region, four in our Northern Region and three members each in our Eastern Region and St. Louis market. Each brings a fresh perspective, and their backgrounds are quite varied, ranging from the owner of one of the top Paul Mitchell Salons in the U.S. to a PGA Tour member and sports broadcaster with Fox Sports. We have found that bringing our advisory board members together with our directors and management almost instantly creates synergies that can help our Bank find more business. Kevin Thompson Chief Financial Officer Midland States Bancorp, Inc. Chief Financial Officer Midland States Bank 6

Finally, I want to update you on our succession planning. You may recall that at the beginning of 2016 we promoted Jeff Ludwig to President of our Bank and Jeff Mefford to the Executive Vice President position. During most of 2016 Jeff Ludwig remained our Chief Financial Officer, until November when we were fortunate to recruit Kevin Thompson to fill that position. Kevin, who came to us from Zions Bancorporation and American Express, has significant experience in publicly traded financial services companies and has quickly become an integral part of our executive ranks. This has freed Jeff Ludwig to focus much more of his time working with Jeff Mefford and our other executives and managers across our footprint. With these positions well covered, and the other members of our executive team all continuing to contribute to our goals, I feel very comfortable that from a senior management perspective we have a team that is smart, knowledgeable, motivated and able to steer our Company well into the future. In conclusion, from my perspective 2016 was a milestone year for the Company. I believe we are well-poised for continued growth. I believe the path created by our Strategic Plan is relevant today as when it was first adopted, and I expect we will continue to execute on this plan for the foreseeable future. Very truly yours, Leon J. Holschbach President and CEO Midland States Bancorp, Inc. Additional Information This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Midland. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Midland’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made. Midland undertakes no obligation to update any statement in light of new information or future events. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Midland and its business, including additional factors that could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commission (the “SEC”). Additional Information Midland has filed a registration statement on Form S-4 with the SEC in connection with its proposed acquisition of Centrue. The registration statement includes a proxy statement of Midland and Centrue that also constitutes a prospectus of Midland, which will be sent to the shareholders of each of Midland and Centrue. The registration statement has not yet become effective and the joint proxy statement/prospectus included therein is in preliminary form. Shareholders are advised to read the joint proxy statement/prospectus because it contains important information about Midland, Centrue and the proposed transaction. This document and other documents relating to the merger filed by Midland can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Midland’s website at www.midlandsb.com under “Investors” and then under the “SEC Filings” tab. Alternatively, these documents may be obtained free of charge from Midland upon written request to Midland States Bancorp, Inc., Corporate Secretary, 1201 Network Centre Drive, Effingham, Illinois, 62401 or by calling (217) 342-7321 or emailing corpsec@midlandsb.com. Participants in this Transaction Midland, Centrue and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in Midland’s definitive proxy statement relating to its 2017 annual meeting of shareholders filed with the SEC on March 17, 2017 and in Centrue’s Annual Report on Form 10-K filed with the SEC on March 2, 2017. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants is included in the joint proxy statement/prospectus regarding the proposed transaction. 7

Financial Highlights

Total Gross Loans
($ in Millions)


$2,500
$2,000
$1,500
$1,000
$500
$0
$337
$624
$1,047
$958
$979
$1,206
$1,798
$1,996
$2,320
2008 2009 2010 2011 2012 2013 2014 2015 2016

Total Deposits
($ in Millions)


$2,500
$2,000
$1,500
$1,000
$500
$0
$352
$918
$1,365
$1,222
$1,268
$1,382
$2,151
$2,368
$2,404
2008 2009 2010 2011 2012 2013 2014 2015 2016

Trust Assets Under Administration
($ in Millions)


$2,000
$1,500
$1,000
$500
$0
$95
$266
$703
$769
$907
$1,088
$1,186
$1,181
$1,658
2008 2009 2010 2011 2012 2013 2014 2015 2016

Total Shareholders' Equity
($ in Millions)


$350
$300
$250
$200
$150
$100
$50
$0
$37
$77
$109
$127
$131
$149
$220
$233
$322
2008 2009 2010 2011 2012 2013 2014 2015 2016

Total Capital to Risk-Weighted Assets


15%
12%
9%
6%
3%
0%
12.35%
13.49%
10.95%
11.67%
12.03%
11.77%
9.59%
11.82%
13.85%
2008 2009 2010 2011 2012 2013 2014 2015 2016

Return on Average Tangible Common Equity(1)(2)


40%
35%
30%
25%
20%
15%
10%
5%
0%
-5%
5.3%
7.3%
(0.7%)
38.4%
7.0%
20.4%
30.0%
15.5%
22.4%
16.1%
19.7%
15.0%
11.6%
3.3%
17.0%
14.1%
11.7%
13.4%
2008 2009 2010 2011 2012 2013 2014 2015 2016
Adjusted
GAAP

(1) Return on average tangible common equity and adjusted return on average tangible common equity are non-GAAP financial measures. See "Item 6 – Selected Financial Data – Non-GAAP Financial Measures" in the Company's 2016 Form 10-K for a reconciliation of these measures to their most comparable GAAP measure.

(2) Net income in 2009 was positively affected by a $19.2 million bargain purchase gain recognized in connection with the Strategic acquisition.

8

Book Value Per Share[1]


$25
$20
$15
$10
$5
$0
$9.25
$12.40
$15.14
$15.99
$16.37
$17.81
$18.72
$19.74
$20.78
2008 2009 2010 2011 2012 2013 2014 2015 2016

Return on Average Assets[2][3]


2.0%
1.5%
1.0%
0.5%
0.0%
0.40% 0.55%
0.22% 1.74%
0.44% 0.84%
1.17% 0.74%
1.13% 0.91%
1.08% 0.89%
0.90% 0.62%
1.05% 0.88%
0.89% 1.03%
2008 2009 2010 2011 2012 2013 2014 2015 2016
Adjusted
GAAP

Diluted Earnings Per Share[2][3]


$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$-0.50
$0.38 $0.52
$(0.06) $2.70
$0.73 $1.75
$2.34 $1.43
$2.08 $1.62
$2.08 $1.70
$1.74 $0.53
$2.39 $2.00
$1.89 $2.17
2008 2009 2010 2011 2012 2013 2014 2015 2016
Adjusted
GAAP

Revenue

($ in Millions)


$200
$150
$100
$50
$0
$16
$68
$81
$77
$77
$82
$85
$164
$177
2008 2009 2010 2011 2012 2013 2014 2015 2016

Noninterest Income / Revenue[2]


60%
50%
40%
30%
20%
10%
0%
21.5%
54.9%
27.1%
14.7%
18.2%
19.8%
24.0%
36.2%
40.6%
2008 2009 2010 2011 2012 2013 2014 2015 2016

Net Interest Margin


5%
4%
3%
2%
1%
0%
3.57%
4.04%
4.52%
4.88%
4.82%
4.68%
4.21%
4.38%
3.92%
2008 2009 2010 2011 2012 2013 2014 2015 2016

(1) Amounts shown assume the conversion of all preferred shares that were outstanding prior to December 31, 2014.
(2) Adjusted return on average assets and adjusted diluted earnings per share are non-GAAP financial measures. See "Item 6 – Selected Financial Data – Non-GAAP Financial Measures" in the Company's 2016 Form 10-K for a reconciliation of these measures to their most comparable GAAP measure.
(3) Net income in 2009 was positively affected by a $19.2 million bargain purchase gain recognized in connection with the Strategic acquisition.

9

Summary Financial Information

The following consolidated selected financial data is derived from the Company's audited consolidated financial statements as of and for the five years ended December 31, 2016. This information should be read in connection with our audited consolidated financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in our Form 10-K for the fiscal year ended December 31, 2016.

	As of December 31,				
(dollars in thousands)	2016	2015	2014	2013	2012
Balance Sheet Data:					
Total assets	$ 3,233,723	$ 2,884,824	$ 2,676,614	$ 1,739,548	$ 1,572,064
Total loans, gross	2,319,976	1,995,589	1,798,015	1,205,501	978,517
Allowance for loan losses	(14,862)	(15,988)	(12,300)	(23,672)	(26,190)
Loans held for sale	70,565	54,413	96,407	3,062	7,312
Investment securities	325,011	324,148	355,531	311,126	338,829
Deposits	2,404,366	2,367,648	2,150,633	1,381,889	1,268,134
Short-term borrowings	131,557	107,538	129,714	87,420	71,222
FHLB advances and other borrowings	237,518	40,178	74,349	73,410	75,082
Subordinated debt	54,508	61,859	7,370	7,299	5,000
Trust preferred debentures	37,405	37,057	36,930	11,830	10,000
Preferred shareholders' equity	-	-	-	57,370	57,370
Common shareholders' equity	321,770	232,880	219,456	92,070	73,548
Total shareholders' equity	321,808	233,056	219,929	149,440	130,918
Tangible common equity [(1)]	265,747	179,357	162,046	76,149	57,331

	For the Year Ended December 31,				
	2016	2015	2014	2013	2012
Income Statement Data:					
Interest income	$ 121,249	$ 117,796	$ 73,141	$ 74,989	$ 74,197
Interest expense	15,995	12,889	8,543	9,069	11,271
Net interest income	105,254	104,907	64,598	65,920	62,926
Provision for loan losses	5,591	11,127	92	173	2,052
Noninterest income	72,057	59,482	20,441	16,230	14,044
Noninterest expense	121,298	117,764	69,480	61,449	56,419
Income before taxes	50,422	35,498	15,467	20,528	18,499
Provision for income taxes	18,889	11,091	4,651	6,023	4,842
Net income	31,533	24,407	10,816	14,505	13,657
Net (loss) income attributable to noncontrolling interest in subsidiaries	(9)	83	-	-	-
Net income attributable to Midland States Bancorp, Inc.	31,542	24,324	10,816	14,505	13,657
Preferred stock dividends	-	-	7,601	4,718	5,211
Net income available to common shareholders	$ 31,542	$ 24,324	$ 3,215	$ 9,787	$ 8,446

10

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2016	2015	2014	2013	2012
Per Share Data (Common Stock)					
Basic earnings per share	$ 2.22	$ 2.03	$ 0.53	$ 2.12	$ 1.96
Diluted earnings per share	2.17	2.00	0.53	1.70	1.62
Dividends declared	0.72	0.65	0.59	0.53	0.48
Book value [2]	20.78	19.74	18.72	17.81	16.37
Market price	36.18	N/A	N/A	N/A	N/A
Weighted average shares outstanding - diluted	14,428,839	12,112,403	6,025,454	7,151,471	6,898,791
Shares outstanding at period end	15,483,499	11,797,404	11,725,158	4,620,026	4,257,319
Performance Metrics					
Return on average assets	1.03%	0.88%	0.62%	0.89%	0.91%
Return on average shareholders' equity	10.95%	10.68%	6.82%	10.45%	10.75%
Return on average tangible common equity	13.43%	14.14%	3.26%	15.04%	16.12%
Yield on earning assets	4.51%	4.91%	4.74%	5.29%	5.65%
Cost of average interest bearing liabilities	0.72%	0.66%	0.65%	0.72%	0.96%
Net interest margin[3]	3.92%	4.38%	4.21%	4.68%	4.82%
Net interest margin excluding accretion income[1]	3.54%	3.74%	4.11%	4.32%	4.42%
Efficiency ratio[4]	68.66%	66.15%	71.42%	67.37%	66.04%
Common stock dividend payout ratio[5]	32.43%	32.02%	111.32%	25.00%	24.49%
Loan to deposit ratio	96.49%	84.29%	83.60%	87.24%	77.16%
Adjusted Earnings Metrics					
Adjusted earnings[1]	$ 27,443	$ 29,193	$ 15,715	$ 17,541	$ 16,969
Adjusted diluted earnings per share[1]	1.89	2.39	1.74	2.08	2.08
Adjusted return on average assets[1]	0.89%	1.05%	0.90%	1.08%	1.13%
Adjusted return on average tangible common equity[1]	11.68%	16.97%	11.63%	19.70%	22.44%
Regulatory Capital Ratios[6]					
Tier 1 common capital to risk-weighted assets	9.35%	6.50%	N/A	N/A	N/A
Tier 1 leverage ratio	9.76%	7.49%	10.48%	8.14%	7.98%
Tier 1 capital to risk-weighted assets	11.27%	8.62%	8.65%	9.98%	10.36%
Total capital to risk-weighted assets	13.85%	11.82%	9.59%	11.77%	12.03%
Credit Quality Data					
Loans 30-89 days past due	$ 10,767	$ 10,120	$ 5,744	$ 9,193	$ 3,037
Loans 30-89 days past due to total loans	0.46%	0.51%	0.32%	0.76%	0.31%
Nonperforming loans	$ 31,603	$ 24,891	$ 32,172	$ 21,822	$ 19,829
Nonperforming loans to total loans	1.36%	1.25%	1.80%	1.81%	2.03%
Nonperforming assets	$ 34,550	$ 29,206	$ 39,542	$ 28,481	$ 25,860
Nonperforming assets to total assets	1.07%	1.01%	1.48%	1.64%	1.64%
Allowance for loan losses to total loans	0.64%	0.80%	0.69%	1.96%	2.68%
Allowance for loan losses to nonperforming loans	47.03%	64.23%	38.23%	108.48%	132.08%
Net charge-offs to average loans	0.31%	0.39%	0.94%	0.25%	0.28%

1) Tangible common equity, net interest margin excluding accretion income, adjusted earnings, adjusted diluted earnings per share, adjusted return on average assets and adjusted return or average tangible common equity are non-GAAP financial measures. See "Item 6 – Selected Financial Data – Non-GAAP Financial Measures" in the Company's 2016 Form 10-K for a reconciliation of this measure to its most comparable GAAP measure.
2) Book value per share gives effect to the conversion of all of the issued and outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock into shares of the Company's common stock.
3) Net interest margin is presented on a fully taxable equivalent basis.
4) Efficiency ratio represents noninterest expense, as adjusted, divided by the sum of fully taxable equivalent net interest income plus noninterest income, as adjusted. Noninterest expense adjustments exclude integration and acquisition related expenses and certain other non-recurring expenses. Noninterest income adjustments exclude bargain purchase gains, FDIC loss sharing income, accretion/amortization of the FDIC indemnification asset, realized gains or losses from the sale of investment securities, and other than temporary impairment charges on investment securities.
5) Common stock dividend payout ratio represents dividends per share divided by basic earnings per share.
6) Beginning January 1, 2015, calculated in accordance with Basel III.

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2016 Actual Cash Dividend Data

Quarter	Record Date	Payment Date	Share Amount
1	February 1, 2016	February 8, 2016	$0.18
2	May 2, 2016	May 9, 2016	$0.18
3	August 12, 2016	August 19, 2016	$0.18
4	November 18, 2016	November 28, 2016	$0.18

Ten-year Dividend History and Book Value Per Share

	Cash Dividends for the Year		Book Value Per Share - at End of Year	
Year	Amount [(a)]	% Increase	Amount [(b)]	% Increase
2007	$0.27	12.5%	$8.90	3.5%
2008	$0.30	11.1%	$9.25	3.9%
2009	$0.33	10.0%	$12.40	34.1%
2010	$0.39	18.2%	$15.14	22.1%
2011	$0.43	10.3%	$15.99	5.6%
2012	$0.48	11.6%	$16.37	2.4%
2013	$0.53	10.4%	$17.81	8.8%
2014	$0.59	11.3%	$18.72	5.1%
2015	$0.65	10.2%	$19.74	5.4%
2016	$0.72	10.8%	$20.78	5.3%

(a) Restated for 10 for 1 stock split on December 31, 2010.
(b) Book value per share gives effect to the conversion of all of the issued and outstanding shares of preferred stock into shares of the Company's common stock in 2009, 2010, 2011, 2012 and 2013

Our common stock began trading on the NASDAQ Global Select Market ("NASDAQ") under the symbol "MSBI" on May 24, 2016. Prior to that, there was no public market for our common stock. The following table sets forth the high and low sales prices of our common stock for the period of May 24, 2016 to December 31, 2016, as reported by NASDAQ.

	Price Per Share	
	High	Low
2016		
Fourth Quarter	$ 37.58	$ 24.66
Third Quarter	25.50	21.55
Second Quarter (beginning May 24, 2016)	23.41	20.80
First Quarter	N/A	N/A
2015		
Fourth Quarter	N/A	N/A
Third Quarter	N/A	N/A
Second Quarter	N/A	N/A
First Quarter	N/A	N/A

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[LOGO]

Board of Directors John M. Schultz Midland States Bancorp, Inc. Midland States Bank Chairman Agracel, Inc. Chairman and Chief Executive Officer Leon J. Holschbach Midland States Bancorp, Inc. Midland States Bank Vice Chairman President and Chief Executive Officer Robert F. Schultz JM Schultz Investment Company Managing Partner Jeffrey C. Smith Walters Management Group Principal and Managing Partner Richard T. Ramos Maritz Holdings, Inc. Executive Vice President Chief Financial Officer and Board Member Thomas D. Shaw Shaw Media Chief Executive Officer Jerry L. McDaniel Superior Fuels, Inc. Encore Transportation, LLC President Dwight A. Miller Dash Management, Inc. Chief Executive Officer For press releases, financial information and more, visit midlandsb.com/investors. Jeffrey M. McDonnell J&J Management Services, Inc. Chief Executive Officer Laurence A. Schiffer Hallmark Investment Corporation President and Co-Chief Executive Officer Deborah A. Golden Executive Vice President, General Counsel and Secretary of GATX 14

Management Team

Executive Management

Leon J. Holschbach
Midland States Bancorp, Inc.
Vice Chairman, President and Chief Executive Officer

Midland States Bank
Vice Chairman and Chief Executive Officer

Jeffrey G. Ludwig
Midland States Bancorp, Inc.
Executive Vice President

Midland States Bank
President

Douglas J. Tucker
Midland States Bancorp, Inc.
Senior Vice President, Corporate Counsel and Secretary

Midland States Bank
Senior Vice President, Corporate Counsel

Kevin L. Thompson
Midland States Bancorp, Inc.
Chief Financial Officer

Midland States Bank
Chief Financial Officer

Jeffrey S. Mefford
Midland States Bank
Executive Vice President, Banking

Jeffrey A. Brunoehler
Midland States Bank
Senior Vice President, Chief Credit Officer

Sharon A. Schaubert
Midland States Bank
Senior Vice President, Banking Services

James R. Stewart
Midland States Bank
Senior Vice President, Chief Risk Officer

Senior Management

Corporate

Jeffrey Culp
Director - Financial Planning & Analysis

Cristina Ciorna
Director - Training

John Dietrich
Director - Marketing

Steve Erickson
Director - Mergers & Acquisitions

Michael Karibian
Corporate Treasurer

Kyle Mooney
Chief Information Officer

Aaron Rios
Director - Operations

Donald Spring
Controller

Willie Wierman
Senior Credit Officer and Manager of Retail and Business Banking

Banking

Timothy Spitz
South Senior Vice President

Dan Stevenson
North Senior Vice President

Chuck Frederick
Director - Retail Banking

Residential Mortgage

Abraham Rezex
President - Residential Mortgage

Wealth Management

Eric Chojnicki
President - Wealth Management

Love Funding

Mark Dellonte
President
Chief Executive Officer

Advisory Boards

Northern Illinois

Richard Curia
Kathy L. Peugh
Jananne R. Schaffner
Scott Wolber

Eastern Illinois

Randall Lee Baily
Edward Czerkies
Donald Fisher

Southern Illinois

Sonya Gettinger
Shannon Smith
Leonard Taylor
Larry Unverfehrt
Bill Wirth

St. Louis

Douglas Croghan
Jay Delsing
Laurna Godwin

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Strategic Footprint With more than 60 locations in 12 states plus the District of Columbia, and a highly diversified revenue model, Midland is now in the top 5% of all banks in the U.S., out of more than 6,000 banks. Midland States Bancorp, Inc. Headquarters Corporate Office: 1201 Network Centre Drive Effingham, IL 62401 Midland Mortgage Banking Corporate Office: 2341 Highway K O’Fallon, Missouri 63368 Mortgage Offices: Richmond Heights, MO St. Louis, MO Colorado Springs, CO Denver, CO Durango, CO Cary, NC Heartland Business Credit Corporate Office: 390 Union Blvd. Suite 600 Lakewood, CO 80228 Midland Wealth Management Corporate Office: 1201 Network Centre Drive Effingham, IL 62401 Offices: Centralia, IL Champaign, IL Dixon, IL Effingham, IL Joliet, IL Rockford, IL Sterling, IL Delafield, WI Milwaukee, WI Terrytown, NY Love Funding Corporate Office: 1250 Connecticut Avenue NW Suite 310 Washington, D.C. 20036 Offices: Boston, MA Chicago, IL Cleveland, OH Columbus, OH Denver, CO Kansas City, MO Knoxville, TN Los Angeles, CA Norfolk, VA Palm Beach, FL St. Louis, MO Tampa, FL 16

Banking Center Locations



Freeport
Sterling
Dixon (2)
Rock Falls
Mendota (2)
Yorkville
Joliet (2)
Princeton
Peru
Beecher
Grant Park
Bourbonnais
Illinois
St. Louis Area
O'Fallon
St. Charles
Jennings
Ladue
Clayton
Town & Country
Rock Hill
Sunset Hills
Freeburg
Columbia
Arnold
Smithton
St. Clair
Waterloo
Champaign
Effingham (2)
Vandalia
Greenville
Farina
Centralia
Missouri
88
55
57
70

This map does not show our Banking Center in Denver, Colorado.

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1201 Network Centre Drive, Effingham, IL 62401 • midlandsb.com • 1-855-MY-MIDLAND